FOR RELEASE ON: May 7, 2018

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces First Quarter 2018 Financial Results

•	Strong Organic Sales Growth

•	Operating Margin Up 80 Basis Points

•	Diluted Earnings Per Share Up 28%

•	Raised 2018 Diluted Earnings Per Share Guidance

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported first quarter 2018 diluted earnings per share of $1.31 up 28% from the prior year. First quarter 2018 adjusted diluted earnings per share* were $1.34, up 25% from the prior year.

Key financial results for the first quarter 2018 included:

•	Total net sales of $878.8 million increased 8.0% from the prior year and included a positive 2.2% foreign currency translation impact. The result was a positive organic sales growth rate of 5.8%.

•
Income from operations was $88.2 million or 10.0% of net sales, up 80 basis points from prior year. Adjusted income from operations was $89.6 million or 10.2% of net sales, up 60 basis points from prior year.

•	Repurchased 351,000 shares for a total of $26.0 million.

First quarter 2018 segment results versus the prior year first quarter included:

•
Commercial and Industrial Systems Segment net sales were $414.0 million, an increase of 8.6%. Foreign currency had a positive 3.0% translation impact. The result was a positive organic sales growth rate of 5.6% driven by strength in commercial HVAC, oil & gas, and power generation. Operating margin was 7.0%. Excluding $1.3 million in restructuring and related costs and a $0.3 million gain on sale of assets, adjusted operating margin was 7.3%.

•
Climate Solutions Segment net sales were $259.9 million, an increase of 4.9%. Foreign currency had a positive 1.0% translation impact. The result was an organic sales growth rate of 3.9% driven by strength in North American residential HVAC partially offset by commercial refrigeration. Operating margin was 12.4%. Excluding restructuring and related costs of $0.4 million, adjusted operating margin was 12.6%.

•
Power Transmission Solutions Segment net sales were $204.9 million, an increase of 11.0%. Foreign currency had a positive 2.2% translation impact. The result was a positive organic sales growth rate of 8.8% driven by increased demand in the oil & gas and renewable energy end markets. Operating margin was 13.1%. There were no adjustments to the segment operating margin in the quarter.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“We had a strong first quarter with organic sales up 5.8%, adjusted operating margin up 60 basis points and adjusted EPS up 25%,” said Regal Chairman and CEO Mark Gliebe. “We were also pleased that we were able to close on the acquisition of Nicotra Gebhardt shortly after the end of the quarter. Nicotra Gebhardt’s portfolio of products are complementary to our existing air moving systems and will allow us to offer our customers a more complete lineup of energy efficient solutions.

2018 Outlook

“The first quarter was a good start to the year, and we are pleased that we continue to see order strength in all three segments as we enter the second quarter. While our input costs are inflationary, we expect the benefits from our price actions will offset the commodity inflation headwind. Additionally, we expect the Nicotra Gebhardt acquisition to be $0.13 - $0.15 accretive to adjusted earnings in 2018. Accordingly, we are raising our 2018 adjusted diluted earnings per share to $5.60 to $6.00,” continued Mr. Gliebe.

The Company forecasts 2018 GAAP diluted earnings per share of $5.29 to $5.69. The difference between the GAAP diluted earnings per share guidance and the adjusted diluted per share guidance relates to expected restructuring and related costs of $0.16 per share as well as purchase accounting and transaction costs of $0.15 per share.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 am CDT (10:00 am EDT) on Tuesday, May 8, 2018. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: http://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 888.317.6003 (U.S. callers) or 1.412.317.6061 (international callers) and enter 2220028 when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 877.344.7529 (U.S. callers) or 1.412.317.0088 (international callers), replay access code 10119317. Both will be accessible until August 7, 2018.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The Company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions business of Emerson Electric Co. (“PTS”) or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; our ability to develop new products based on technological innovation and marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; risks associated with global manufacturing; issues and costs arising from the integration of acquired companies and businesses including PTS and the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, immigration and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed on February 27, 2018 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended
	Mar 31, 2018	Apr 1, 2017
Net Sales	$878.8	$813.5
Cost of Sales	643.9	598.0
Gross Profit	234.9	215.5
Operating Expenses	146.7	140.5
Income from Operations	88.2	75.0
Other Expenses, net	0.4	0.2
Interest Expense	13.0	14.4
Interest Income	0.2	1.0
Income before Taxes	75.0	61.4
Provision for Income Taxes	15.7	13.8
Net Income	59.3	47.6
Less: Net Income Attributable to Noncontrolling Interests	0.9	1.3
Net Income Attributable to Regal Beloit Corporation	$58.4	$46.3
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.32	$1.03
Assuming Dilution	$1.31	$1.02
Cash Dividends Declared Per Share	$0.26	$0.24
Weighted Average Number of Shares Outstanding:
Basic	44.2	44.8
Assuming Dilution	44.5	45.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 31, 2018	Dec 30, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$169.9	$139.6
Trade Receivables, less Allowances of $11.4 Million in 2018 and $11.3 Million in 2017	562.8	506.3
Inventories	778.3	757.1
Prepaid Expenses and Other Current Assets	175.1	171.4
Total Current Assets	1,686.1	1,574.4

Net Property, Plant, Equipment and Noncurrent Assets	2,821.1	2,813.8
Total Assets	$4,507.2	$4,388.2

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$423.5	$384.3
Other Accrued Expenses	188.9	226.5
Current Maturities of Debt	100.8	101.2
Total Current Liabilities	713.2	712.0

Long-Term Debt	1,081.5	1,039.9
Other Noncurrent Liabilities	292.3	281.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,389.1	2,325.5
Noncontrolling Interests	31.1	29.2
Total Equity	2,420.2	2,354.7
Total Liabilities and Equity	$4,507.2	$4,388.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2018	Apr 1, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$59.3	$47.6
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	34.8	34.4
(Gain) Loss on Disposal of Assets, Net	0.2	(0.1)
Gain on Disposal of Businesses	—	(0.1)
Share-Based Compensation Expense	3.4	3.0
Change in Operating Assets and Liabilities, Net of Acquisitions and Divestitures	(55.2)	(34.3)
Net Cash Provided by Operating Activities	42.5	50.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(19.3)	(17.0)
Net Sales of Investment Securities	0.5	—
Proceeds from Sale of Assets	0.3	1.0
Proceeds Received from Disposal of Businesses	—	0.5
Net Cash Used in Investing Activities	(18.5)	(15.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Revolving Credit Facility	41.0	6.8
Net Repayments from Short-Term Borrowings	(0.4)	(0.2)
Repayments of Long-Term Debt	(0.1)	(50.1)
Dividends Paid to Shareholders	(11.5)	(10.8)
Payments of Contingent Consideration	—	(5.3)
Proceeds from the Exercise of Stock Options	—	0.4
Repurchase of Common Stock	(26.0)	—
Shares Surrendered for Taxes	(0.9)	(1.1)
Net Cash Provided By (Used In) Financing Activities	2.1	(60.3)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	4.2	3.1
Net Increase (Decrease) in Cash and Cash Equivalents	30.3	(22.2)
Cash and Cash Equivalents at Beginning of Period	139.6	284.5
Cash and Cash Equivalents at End of Period	$169.9	$262.3

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017
Net Sales	$414.0	$381.2	$259.9	$247.7	$204.9	$184.6	$878.8	$813.5

GAAP Operating Margin	7.0%	6.7%	12.4%	12.7%	13.1%	9.7%	10.0%	9.2%
Adjusted Operating Margin*	7.3%	7.2%	12.6%	13.1%	13.1%	9.9%	10.2%	9.6%

Components of Net Sales:
Organic Sales Growth*	5.6%	1.7%	3.9%	3.7%	8.8%	(5.0)%	5.8%	0.7%
Acquisitions, Net of Divestitures	—%	—%	—%	—%	—%	(2.6)%	—%	(0.6)%
Foreign Currency Impact	3.0%	(0.8)%	1.0%	(0.4)%	2.2%	(0.5)%	2.2%	(0.6)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating income, adjusted operating margin, free cash flow, and free cash flow as a percentage of net income attributable to Regal Beloit Corporation. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, free cash flow and free cash flow as a percentage of net income are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended
	Mar 31, 2018	Apr 1, 2017
GAAP Diluted Earnings Per Share	$1.31	$1.02
Restructuring and Related Costs	0.03	0.05
Adjusted Diluted Earnings Per Share	$1.34	$1.07

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017	Mar 31, 2018	Apr 1, 2017
GAAP Income from Operations	$29.1	$25.7	$32.3	$31.4	$26.8	$17.9	$88.2	$75.0
Restructuring and Related Costs	1.3	1.7	0.4	1.1	—	0.4	1.7	3.2
Gain on Disposal of Businesses	—	—	—	—	—	(0.1)	—	(0.1)
Gain on Sale of Assets	(0.3)	(0.1)	—	—	—	—	(0.3)	(0.1)
Adjusted Income from Operations	$30.1	$27.3	$32.7	$32.5	$26.8	$18.2	$89.6	$78.0

GAAP Operating Margin %	7.0%	6.7%	12.4%	12.7%	13.1%	9.7%	10.0%	9.2%
Adjusted Operating Margin %	7.3%	7.2%	12.6%	13.1%	13.1%	9.9%	10.2%	9.6%

FREE CASH FLOW	Three Months Ended
	Mar 31, 2018	Apr 1, 2017
Net Cash Provided by Operating Activities	$42.5	$50.5
Additions to Property Plant and Equipment	(19.3)	(17.0)
Free Cash Flow	$23.2	$33.5
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	39.7%	72.4%

2018 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2018 Diluted EPS Annual Guidance	$5.29	$5.69
Purchase Accounting and Transaction Costs	0.15	0.15
Restructuring and Related Costs	0.16	0.16
2018 Adjusted Diluted EPS Annual Guidance	$5.60	$6.00

ORGANIC SALES GROWTH	Three Months Ended
March 31, 2018
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales	$414.0	$259.9	$204.9	$878.8
Impact from Foreign Currency Exchange Rates	(11.3)	(2.5)	(4.0)	(17.8)
Adjusted Net Sales	$402.7	$257.4	$200.9	$861.0

Net Sales Three Months Ended April 1, 2017	$381.2	$247.7	$184.6	$813.5
Organic Sales Growth %	5.6%	3.9%	8.8%	5.8%
Net Sales Growth %	8.6%	4.9%	11.0%	8.0%